Exhibit 99.1

NEWS FROM:

INDUS REALTY TRUST, INC.

CONTACT:

Anthony Galici

Executive Vice President, Chief Financial Officer

(860) 286-1307

agalici@indusrt.com

Ashley Pizzo

Vice President, Capital Markets & Investor Relations

(212) 218-7914

apizzo@indusrt.com

INDUS ANNOUNCES AGREEMENT TO ACQUIRE A 128,000 SQUARE FOOT INDUSTRIAL/LOGISTICS BUILDING IN CHARLOTTE

NEW YORK, NEW YORK (August 24, 2021) INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS”), a U.S. based industrial/logistics REIT, announced today that it recently entered into an agreement (the “Purchase Agreement”) to acquire, for a purchase price of $14.6 million, before transaction costs, an approximately 128,000 square foot, fully-leased, industrial/logistics building in Charlotte, North Carolina (the “Charlotte Acquisition”). Under the terms of the Purchase Agreement, INDUS expects to close on the Charlotte Acquisition in the first part of the 2021 fourth quarter.

Michael Gamzon, President and Chief Executive Officer of INDUS, commented, “We are pleased to have identified this off-market opportunity to expand our footprint in Charlotte. The building is well-located in one of Charlotte’s premier submarkets that has significant barriers to entry for new supply. We expect rents in this submarket to experience strong growth over time and are excited to add this building to our portfolio.”

With the addition of the Charlotte Acquisition, INDUS will own approximately 1.1 million square feet across five high quality industrial/logistics buildings in the Charlotte market, not including the approximately 141,000 square foot build-to-suit warehouse currently under construction that is expected to be completed by September 30, 2021. Closing on the purchase of the Charlotte Acquisition is subject to a number of contingencies including the satisfactory completion of due diligence by INDUS.

About INDUS

INDUS is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/logistics properties. INDUS owns 43 buildings totaling approximately 5.3 million square feet (including 33 industrial/logistics buildings aggregating approximately 4.9 million square feet) in Connecticut, Pennsylvania, North Carolina and Florida in addition to over 3,400 acres of undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding expected timing of the closing of the Charlotte Acquisition, INDUS’s intention to complete the closing of the Charlotte Acquisition, the terms of the Charlotte Acquisition, the value of the location of the Charlotte Acquisition, rent growth in the submarket of the Charlotte Acquisition and barriers to new supply in the submarket of the Charlotte Acquisition. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the Securities and Exchange Commission on February 18, 2021. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.